Exhibit 1.1

Execution Version

Newfield Exploration Company

Common Stock
(par value $0.01 per share)

Underwriting Agreement

February 25, 2016

To the Representatives of the several

Underwriters named in the respective

Pricing Agreements hereinafter described

Ladies and Gentlemen:

From time to time Newfield Exploration Company, a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain shares of its common stock, par value $0.01 per share (the “Securities”), specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Firm Designated Securities”). If specified in such Pricing Agreement, the Company may grant the Underwriters the right to purchase at their election an additional number of Securities specified in such Pricing Agreement as provided in Section 3 hereof (the “Optional Designated Securities”). The Firm Designated Securities and the Optional Designated Securities, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively referred to as the “Designated Securities.”

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto.

1.              Particular sales of Designated Securities may be made from time to time to the Underwriters of such Designated Securities, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase any of the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate number of Firm Designated Securities, the maximum number of Optional Designated Securities, if any, the initial public offering price of such Firm and Optional Designated Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the number of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Firm Designated Securities and Optional Designated Securities, if any, and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (as defined) with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (File No. 333-198120) on Form S-3, relating to securities of the Company, including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at each time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Securities dated August 13, 2014 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Designated Securities dated February 25, 2016, in the form first used to confirm sales of the Designated Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Issuer Free Writing Prospectus” means each free writing prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Designated Securities, and “Time of Sale Prospectus” means the preliminary prospectus dated February 25, 2016, together with any Issuer Free Writing Prospectuses that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act and any other documents or information identified in Schedule II to the Pricing Agreement. As used herein, “effective date” or “time of effectiveness” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act (including, for the avoidance of doubt, any effective date with respect to the Underwriters). As used herein and in the Pricing Agreement, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

2.              The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)            The Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to any offering has been initiated or threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company;

(b)            The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Prospectus or the Prospectus;

(c)             (i) The Registration Statement, the Time of Sale Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus relating to the Designated Securities will conform, in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Time of Sale Prospectus did not, at the Time of Sale, as then amended or supplemented by the Company, if applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) the Prospectus, as of its date and the Time of Delivery, as amended or supplemented, if applicable, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Prospectus or the Prospectus;

(d)            The Company is not an “ineligible issuer” in connection with the offering of the Designated Securities pursuant to Rules 164, 405 and 433 under the Securities Act. Any Issuer Free Writing Prospectus (as defined in Rule 433 under the Securities Act) has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any Issuer Free Writing Prospectus used in connection with the offering of the Designated Securities complies or will comply, when issued or filed pursuant to Rule 433, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II to the Pricing Agreement and electronic road shows, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus. Any Issuer Free Writing Prospectus used in connection with the offering of the Designated Securities does not conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus;

(e)             Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus; and, other than as set forth or contemplated in the Time of Sale Prospectus, since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

(f)              The Company and its subsidiaries have (i) generally satisfactory title to all their interests in their producing oil and gas properties and to all of their material interests in nonproducing oil and gas properties, title investigations having been carried out by the Company in accordance with the general practice in the oil and gas industry, (ii) good and indefeasible title to all other real property owned by them that is material to the Company and its subsidiaries taken as a whole, and (iii) good and valid title to all personal property owned by them that is material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as would not have, or reasonably be expected to have, a material adverse effect on the financial position, stockholders’ equity, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property (other than oil and gas properties) and buildings material to the Company and its subsidiaries taken as a whole held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding at law or in equity), with such exceptions as would not have, or reasonably be expected to have, a Material Adverse Effect;

(g)             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act, a “Subsidiary”) has been duly incorporated or otherwise organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization, and has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

(h)            The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares or similar ownership and as otherwise set forth in the Time of Sale Prospectus and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)                The Designated Securities have been duly and validly authorized, and, when (1) the Firm Designated Securities are issued and delivered and paid for by the Underwriters pursuant to this Agreement and the Pricing Agreement with respect to such Firm Designated Securities and (2) if any of the Optional Designated Securities are issued and delivered pursuant to the Option (as defined in Section 3 hereof) with respect to such Optional Designated Securities, when they are issued and delivered and paid for by the Underwriters pursuant to this Agreement and the Pricing Agreement with respect to such Optional Designated Securities, such Designated Securities will be duly and validly issued and fully paid and non-assessable; such Designated Securities conform to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus with respect to such Designated Securities; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder;

(j)               The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of this Agreement, any Pricing Agreement and each Option, if any, and the consummation of the transactions contemplated herein and therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or other constituent document or bylaws or other organizational agreement of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except (in the case of clauses (i) and (iii) above) where such conflicts, breaches, violations and defaults would not have, or reasonably be expected to have, a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company of the transactions contemplated by this Agreement, any Pricing Agreement or any Option, except such as have been obtained under the Securities Act, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters and such consents, approvals, authorizations, registrations or qualifications, the absence of which would not materially impair the ability of the Company to consummate the transactions contemplated by this Agreement;

(k)            Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such default that would not have, or reasonably be expected to have, a Material Adverse Effect;

(l)                The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption “Description of Common Stock and Preferred Stock” insofar as they purport to constitute a summary of the capital stock of the Company, and under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

(m)        The consolidated financial statements of the Company, including the notes thereto, included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise stated in the Time of Sale Prospectus and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except in the case of unaudited financial statements for the absence of notes thereto and subject to normal year-end adjustments; the other financial and statistical data set forth or incorporated by reference in the Time of Sale Prospectus and the Prospectus related to the Company are presented fairly in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Time of Sale Prospectus and the Prospectus that are not included as required;

(n)            The Company owns or possesses adequate rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including seismic data, trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “patent and proprietary rights”) to the extent employed by it in and material to the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would result in a Material Adverse Effect;

(o)            The Company possesses such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct the business now operated by it, except for licenses, permits, consents, orders, certificates or authorizations, the absence of which, individually or in the aggregate, would not have, or reasonably be expected to have, a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such licenses, permits, consents, orders, certificates or authorizations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect;

(p)            Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, except as would not have, or reasonably be expected to have, a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)            The Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries;

(r)               Except as described in the Time of Sale Prospectus and the Prospectus, there has been no storage, disposal, generation, manufacture, spill, discharge, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company (or to the knowledge of the Company, any of its predecessors in interest) at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, singularly or in the aggregate with all such violations and remedial actions, any Material Adverse Effect; and the terms “hazardous wastes,” “toxic wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection;

(s)              The Company is not and, after giving effect to the offering and sale of the Designated Securities and the use of proceeds therefrom as described in the Time of Sale Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)               The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer of the Company by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing date of each report requiring certification under Rule 13a-14 under the Exchange Act filed with the Commission;

(u)            The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that: (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the Company’s assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the Company’s financial statements in accordance with generally accepted accounting principles, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting;

(v)            Based on its evaluation of its disclosure controls and procedures as of the Company’s most recent year end, the Company’s disclosure controls and procedures were effective as of such date in ensuring that material information was accumulated and communicated to management, and made known on a timely basis to allow disclosure as required;

(w)          Since the date of the Company’s most recent evaluation of its internal control over financial reporting, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses;

(x)            The Audit Committee of the Company’s Board of Directors complies with the applicable and currently effective requirements of the New York Stock Exchange (the “NYSE”) and the Commission;

(y)            PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”);

(z)             Each of Ryder Scott Company, L.P. and DeGolyer and MacNaughton are independent petroleum engineers with respect to the Company and its subsidiaries and for the periods set forth in the Time of Sale Prospectus and the Prospectus.

(aa)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and (ii) the Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(bb)     The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(cc)       Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions imposed by the government of the People’s Republic of China (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country; and

(dd)     The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

3.              Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of the Designated Securities, the several Underwriters propose to offer the Designated Securities for sale upon the terms and conditions set forth in the Prospectus and Time of Sale Prospectus.

The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an “Option”) to purchase at their election up to the number of Optional

Designated Securities set forth in such Pricing Agreement, on the terms set forth in the paragraph above. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

The number of Optional Designated Securities to be added to the number of Firm Designated Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the number of Designated Securities which the Company has been advised by the Representatives have been attributed to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Designated Securities to be so added shall be, in each case, that proportion of Optional Designated Securities which the number of Firm Designated Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Designated Securities (rounded as the Representatives may determine to the nearest 100 shares).

The total number of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Designated Securities set forth in Schedule I to such Pricing Agreement plus the aggregate number of Optional Designated Securities which the Underwriters elect to purchase.

4.              Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of the Underwriters, against payment by the Underwriters or on their behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance as specified in such Pricing Agreement, (i) with respect to the Firm Designated Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “First Time of Delivery,” and (ii) with respect to the Optional Designated Securities, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Designated Securities or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, being herein called the “Second Time of Delivery.” Each such time and date for delivery is herein called a “Time of Delivery.”

5.              The Company agrees with each of the Underwriters of any Designated Securities:

(a)            To prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement, Time of Sale Prospectus or Prospectus after the date of the Pricing Agreement or any Issuer Free Writing Prospectus relating to such Designated Securities and prior to any Time of Delivery for such Designated Securities which shall be disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement or any Issuer Free Writing Prospectus after any Time of Delivery for such Designated Securities and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities; and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to such Designated Securities, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information or of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to such Designated Securities or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order; and, if, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Designated Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Designated Securities, in a form satisfactory to the Underwriters, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Designated Securities to continue as contemplated in the expired registration statement relating to the Designated Securities, it being understood that references herein to the Registration Statement shall include such new shelf registration statement;

(b)            (i) To not to make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; and (ii) to retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed with the Commission;

(c)             If at any time prior to any Time of Delivery, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law;

(d)            If, during such period after the first date of the public offering of the Designated Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or file a new registration statement to replace the Registration Statement in order to comply with applicable law, forthwith to prepare, file with the Commission, have declared or deemed effective (if applicable) and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Designated Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, or such replacement registration statement will comply with applicable law.

(e)             Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(f)              On the second business day following the date of the Pricing Agreement for such Designated Securities (or at such other date and time as set forth in the Pricing Agreement) and from time to time thereafter, to furnish the Underwriters with copies of the Registration Statement and the Prospectus, each as amended or supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Registration Statement, the Time of Sale Prospectus, or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such the Registration Statement, the Time of Sale Prospectus, or Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement, the Time of Sale Prospectus, or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement, the Time of Sale Prospectus, or Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus, a supplement to the Prospectus or an Issuer Free Writing Prospectus which will correct such statement or omission or effect such compliance;

(g)             To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Securities Act);

(h)            During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the last Time of Delivery for such Designated Securities and (ii) any period specified in the Pricing Agreement, not to offer, sell, contract to sell or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, except as provided hereunder or in the Pricing Agreement, a the Designated Securities, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, the Designated Securities or any such substantially similar securities (other than (v) as set forth in the Pricing Agreement, (w) pursuant to employee stock option plans existing on, or upon the conversion of convertible or exchangeable securities outstanding as of, the date of the Pricing Agreement for such Designated Securities), (x) pursuant to the exercise of any option or warrant or the conversion of any security outstanding on the date hereof, (y) issuances to the Company’s employees in the ordinary course of business under the terms of the employee stock purchase plan in effect on the date hereof, or (z) pursuant to any non-employee director stock plan or dividend reinvestment plan, without the prior written consent of the Representatives;

(i)                If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act; and

(j)               Not to directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Securities.

(k)            To use its commercially reasonable effort to list, subject to notice of issuance, the Designated Securities on the NYSE.

6.              The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and any reserve engineers in connection with the registration of the Designated Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Time of Sale Prospectus, and the Prospectus and amendments and supplements thereto and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Pricing Agreement, the Securities, any blue sky memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Designated Securities; (iii) all expenses in connection with the qualification of the Designated Securities for offering and sale under state securities laws as provided in Section 5(e) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky memorandum; (iv) the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Designated Securities (in an amount not to exceed $15,000) and any filing fees in connection with such review; (v) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vi) fees and expenses in connection with listing the Designated Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder and under the Pricing Agreement (including with respect to any Optional Designated Securities) which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Designated Securities by them, and any advertising expenses connected with any offers they may make.

7.     The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at the Time of Sale and at and as of each Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Securities Act, shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)    Counsel for the Underwriters shall have furnished to the Representatives such written opinion or opinions, dated each Time of Delivery for such Designated Securities, respectively, with respect to the incorporation of the Company, the validity of the Designated Securities, the Registration Statement, the Time of Sale Prospectus, the Prospectus, this Agreement and the Pricing Agreement, as well as such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Counsel for the Company, which shall be satisfactory to the Representatives, shall have furnished to the Representatives their written opinions, dated each Time of Delivery for such Designated Securities, respectively, in form and substance satisfactory to the Representatives, to the effect that:

(i)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and the Company is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the jurisdictions set forth on an annex to such opinion letter;

(ii)   The Company has authorized capital stock as set forth in the Time of Sale Prospectus and the Prospectus; the Designated Securities have been duly authorized and, when issued and delivered against payment therefor as provided herein and in the Pricing Agreement with respect to such Designated

Securities, will be validly issued, fully paid and non-assessable; and the Designated Securities conform in all material respects to the description thereof in the Prospectus and the Time of Sale Prospectus;

(iii)  This Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(iv)  The issue and sale by the Company of the Designated Securities being delivered at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the Pricing Agreement with respect to the Designated Securities and the performance of the Company’s obligations hereunder and thereunder will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument which is filed as an exhibit to the Company’s most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed thereafter (but prior to the date of such opinion), or any document for indebtedness for borrowed money set forth on an annex to such opinion letter (which annex includes all instruments for borrowed money identified by the Company that have not been filed on the Company’s reports listed in this clause (A)), (B) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company, or (C) result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for any such conflicts, defaults, breaches or violations that would not in the aggregate have a material adverse effect on the Company’s ability to perform its obligations under this Agreement or the Pricing Agreement or that would not have, or reasonably be expected to have, a Material Adverse Effect (except that such counsel need express no opinion with respect to federal or state securities or blue sky laws or antifraud laws with respect to this subparagraph);

(v)   No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid issuance and sale of the Designated Securities being delivered at such Time of Delivery or the performance by the Company of its obligations under this Agreement or such Pricing Agreement (except that such counsel need express no opinion with respect to federal or state securities or blue sky laws or antifraud laws or the rules of FINRA with respect to this subparagraph);

(vi)  The statements set forth in the Prospectus and the Time of Sale Prospectus under the caption “Description of Common Stock and Preferred Stock,” insofar as they purport to constitute a summary of the capital stock of the Company, and under the captions “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” and “Underwriting,” insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are accurate in all material respects;

(vii) The Company is not required, and after the application of the proceeds as described in the Time of Sale Prospectus and the  Prospectus, will not be required to register as an “investment company” as such term is defined in the Investment Company Act;

(viii) The Registration Statement, as of its most recent effective date and such Time of Delivery, and the Time of Sale Prospectus and the Prospectus, as of their respective issue dates, and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included, or incorporated by reference, therein or omitted therefrom, as to which such counsel need express no opinion), appear on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder;

(ix)  The Registration Statement became effective under the Securities Act automatically upon filing; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the Securities Act, have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule; and

(x) The documents incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus (other than the financial statements and the notes thereto and the related schedules or other information of a financial or reserve engineering nature included, or incorporated by reference, therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company and the independent public accountants and reserve engineers of the Company and your representatives and your counsel, at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed; and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Prospectus and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement (except for the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included therein or omitted therefrom, as to which such counsel need not express any belief), as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included, or incorporated by reference, therein or omitted therefrom, as to which such counsel need not express any belief), as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the Prospectus (except for the financial statements and the notes thereto and the related schedules or other financial or accounting information or information pertaining to hydrocarbon reserves included, or incorporated by reference, therein or omitted therefrom, as to which such counsel need not express any belief) as amended or supplemented, if applicable, as of its date and the applicable Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Timothy D. Yang, General Counsel and Secretary of the Company, shall have furnished to the Representatives his written opinion, dated each Time of Delivery for such Designated Securities, respectively, in form and substance satisfactory to the Representatives, to the effect that:

(i)    Other than as set forth in the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that could reasonably be expected to have a Material Adverse Effect; and to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(ii)   To such counsel’s knowledge, (A) there are no legal or governmental proceedings pending or threatened against any of the Company or any of its subsidiaries or to which any of the Company or any of its subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus but are not so described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act; and

(iii)  All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(e)    On the date of the Pricing Agreement for such Designated Securities, at the time of execution of the Pricing Agreement with respect to such Designated Securities and at each Time of Delivery for such Designated Securities, the independent registered public accounting firm of the Company who have audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus shall have furnished to the Representatives a letter, in form and substance reasonably satisfactory to the Representatives and the independent accountants, dated the date of such Pricing Agreement and the date of the most recent report filed with the Commission containing financial statements and incorporated by reference in the Registration Statement, if the date of such report is later than the date of such Pricing Agreement, and a letter, in form and substance reasonably satisfactory to the Representatives, dated such Time of Delivery, to the effect (i) they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating the conclusions and findings of such firm with respect to the financial information included in the Registration Statement, Time of Sale Prospectus and Prospectus and (iii) other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings; provided that the letters shall use a “cut-off date” not earlier than five days prior to the date of such letter;

(f)     On the date of the Pricing Agreement for such Designated Securities, at the time of execution of the Pricing Agreement with respect to such Designated Securities and at each Time of Delivery for such Designated Securities, each of Ryder Scott Company, L.P. and DeGolyer and MacNaughton shall have furnished to the Representatives, at the request of the Company, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in such letters to underwriters with respect to the reserve and other operational information contained and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(g)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus, any loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Prospectus (exclusive of any amendment or supplement thereto) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Firm Designated Securities or Optional Designated Securities, if any, or both on the terms and in the manner contemplated in the Time of Sale Prospectus;

(h)    On or after the date of the Pricing Agreement there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange, (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE, (iii) a general moratorium on commercial banking activities declared by either federal or New York State or Texas State authorities, or (iv) (A) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, (B) any major disruption of settlements of securities or clearance services in the United States, or (C) any attack on or outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the Firm Designated Securities or Optional Designated Securities, if any, or both on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities, whether in the primary market or in respect of dealings in the secondary market;

(i)     The Designated Securities at each Time of Delivery shall have been approved for listing, subject to notice of issuance, on the NYSE;

(j)     The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses and other documents on the second business day following the date of the Pricing Agreement relating to such Designated Securities (or such other date as set forth in the Pricing Agreement);

(k)    The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Securities certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request; and

(l)     On or prior to the date hereof, the Company shall have furnished to the Underwriters a letter substantially in the form of Annex II hereto from each officer (as defined in Rule 16a-1(f) of the rules and regulations under the Exchange Act) and director of the Company.

8.     Each Underwriter severally covenants with the Company not to issue any free writing prospectus prepared by or on behalf of such Underwriter that would be required to be filed with the Commission under the Securities Act without the consent of the Company.

9.     (a)   The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates and any agents of such Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus or any amendment or supplement thereto and any other prospectus relating to the Designated Securities, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information is as specified in the Pricing Agreement.

(b)   Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, the directors of the Company and the officers of the Company who signed the Registration Statement against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Designated Securities, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus and any other prospectus relating to the Designated Securities, the Time of Sale Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)   Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter shall be designated in writing by the Representative and any such separate firm for the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)   If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such

Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Designated Securities and not joint.

(e)   The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or any affiliates, members, partners, directors, officers, employees or agents of such Underwriter who purchase Designated Securities within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

10.  (a)   If any Underwriter shall default in its obligation to purchase the Firm Designated Securities or Optional Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Firm Designated Securities or Optional Designated Securities, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)   If, after giving effect to any arrangements for the purchase of the Firm Designated Securities or Optional Designated Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the number of such Designated Securities which remains unpurchased is not 10% or more of the aggregate number of the Firm Designated Securities or Optional Designated Securities, as the case may be, to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Firm Designated Securities or Optional Designated Securities, as the case may be which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Designated Securities or Optional Designated Securities, as the case may be, which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)   If, after giving effect to any arrangements for the purchase of the Firm Designated Securities or Optional Designated Securities, as the case may be, of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Designated Securities which remains unpurchased is 10% or more of the aggregate number of the Firm Designated Securities or Optional Designated Securities, as the case may be, to be purchased at the respective Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Firm Designated Securities or Optional Designated Securities, as the case may be, shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.  (a)   The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any partner, member, director, officer, employee, affiliate, agent or controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

(b)   The Company acknowledges that in connection with the offering of the Designated Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and (iii) the Underwriters may have interests that differ from those of the Company, and the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Designated Securities and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

12.  If any Pricing Agreement or Option shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Firm Designated Securities or Optional Designated Securities with respect to which such Pricing Agreement shall have been terminated except as provided in Sections 6 and 9 hereof; but, if for any other reason, including failure of the conditions in Section 7 hereof, the Designated Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 9 hereof.

13.  In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, electronic mail or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, electronic mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, electronic mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or communication constituting such Questionnaire, or otherwise furnished to the Representatives, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.  This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter or the partners, members, directors, officers, employees, affiliates or any agents of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Designated Securities from any Underwriter shall be deemed a successor or assign of such persons by reason merely of such purchase.

15.  Time shall be of the essence of each Pricing Agreement. As used herein, unless otherwise indicated the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.  This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.  The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.  This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

[Signature page follows]

Very truly yours,

Newfield Exploration Company

By:	/s/ Lawrence S. Massaro
Name:	Lawrence S. Massaro
Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Underwriting Agreement

ANNEX I

Pricing Agreement

[Date]

[Name(s) of Co-Representative(s),]

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

Newfield Exploration Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 25, 2016 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Designated Securities specified in Schedule II hereto (the “Designated Securities” consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus or the Time of Sale Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus or the Time of Sale Prospectus (each as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus or the Time of Sale Prospectus, each relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representative referred to in such Section 13 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you has been and is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters, on the basis of the representations, warranties and agreements set forth herein and in the Underwriting Agreement, agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representative to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representative, but in no event earlier than the First Time of Delivery or, unless the Representative and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof,

Annex I-1

including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of agreement among underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signature page follows]

Annex I-2

Very truly yours,

Newfield Exploration Company

By:
Name:
Title:

Annex I-3

Accepted as of the date hereof:

[Name(s) of Co-Representative(s)]

By:
Name:
Title:

For itself and on behalf of each of the Underwriters

Annex I-4

SCHEDULE I

Underwriter	Number of Firm Designated Securities to be Purchased	Maximum Number of Optional Designated Securities to be Purchased
[Name(s) of Co-Representative(s)]
[Names of other Underwriters]

Total

Annex I-5

SCHEDULE II

Title of Designated Securities:

Common Stock, par value $0.01 per share

Number of Designated Securities:

Number of Firm Designated Securities: [           ](1)

Maximum Number of Optional Designated Securities: [            ](1)

Purchase Price by Underwriters:

$[          ]  per Designated Security

Time of Sale:

[           ] (New York City time), [         ], [    ]

Clear Market Period:

[  ] days from the date of this agreement

Time of Delivery:

[           ] (New York City time), [         ], [    ]

Closing location for delivery of Designated Securities:

[           ]

Names and Addresses of Representatives:

[           ]

Address for Notices, etc.:

[           ]

Underwriter Provided Information:

The only information provided by the Underwriters or Representatives is [       ].

(1) Subject to Company’s option to upsize number of Designated Securities by 10%.

ANNEX II

Lock-up Agreement

February 25, 2016

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Dear Sirs:

As an inducement to the underwriters to execute the Underwriting Agreement and the Pricing Agreement (collectively, the “Underwriting Agreement”), dated as of the date hereof among Newfield Exploration Company (the “Company”) and the underwriters named therein, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock, par value $0.01 (the “Securities”) or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 60 days after the public offering date set forth in the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market or upon the vesting of restricted stock units will not be subject to this Lock-Up Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). In addition, a transfer of Securities in connection with the payment of tax liabilities associated with the vesting of awards under the Company’s long-term incentive plan may be made.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act (a “10b5-1 Plan”) during the Lock-Up Period, and the Company may announce the establishment of such a plan, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; provided, however, that the foregoing restrictions shall not apply to a 10b5-1 Plan to be established during the Lock-Up Period for which the Company has given notice in writing of such establishment and the material terms thereof to Credit Suisse prior to the date hereof; further provided, that the undersigned may make direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of

Annex II-1

any Securities or any securities convertible into or exercisable or exchangeable for Securities pursuant to the terms of any 10b5-1 Plan in effect on the date hereof.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

Annex II-2